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                                  EXHIBIT 99.2

                   CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
                                   OF ELKCORP

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.
1350):

      I, Harold R. Beattie, Jr., Chief Financial Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

      (1) The Quarterly Report on Form 10-Q for the period ended December 31, 2002, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Quarterly Report on Form 10-Q for the period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of ElkCorp.

Dated: February 3, 2003
                                           By /s/ Harold R. Beattie, Jr.
                                              -------------------------------
                                                  Harold R. Beattie, Jr.
                                                  Chief Financial Officer